Exhibit (p)(i)

                                FIFTH THIRD FUNDS

                                 CODE OF ETHICS

A. Legal Requirements.

                  Rule 17j-1(b) under the Investment Company Act of 1940 (the "Act") makes it unlawful for any officer or trustee (as well as other persons) of the Fifth Third Funds (the "Trust"), in connection with purchase or sale(1) by such person of a security "held or to be acquired" by any investment portfolio of the Trust (a "Fund"):

         1. To employ any device, scheme or artifice to defraud the Trust or a Fund;

         2. To make to the Trust any untrue statement of a material fact or omit to state to the Trust or a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or a Fund; or

         4. To engage in any manipulative practice with respect to the Trust or a Fund.

         A security is "held or to be acquired" if it is a covered security(2) (or an option for or exchangeable for a covered security) and which within the most recent 15 days A) Is or has been held by the Trust or a Fund, or B) Is being or has been considered by the Trust or a Fund or the investment adviser for the Trust or a Fund for purchase by the Trust or the Fund.

B. Trust Policies.

         1. It is the policy of the Trust that no "access person"(3) of the Trust or of a Fund shall engage in any act, practice or course or conduct that would violate the provisions of Rule 17j-1(b) set forth above.


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         (1)      A purchase or sale includes the writing of an option to
                  purchase or sell.

         (2) A "covered security" is any security under the broad definition of Section 2(a)(36) of the Act except: (i) direct obligations of the United States, (ii) bankers' acceptances, bank CDs, commercial paper, high quality short-term debt instruments (including repurchase agreements), and (iii) shares of open-end investment companies other than the Trust.

         (3) An "access person" is (i) each trustee or officer of the Trust, (ii) each employee (if any) of the Trust who, in connection with his regular duties, makes, participates in, or obtains information about the purchase or sale of a security by and/or of the Trust or a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iii) any natural person in a control relationship to the Trust or a Fund who obtains information concerning recommendations made to the Trust or to a Fund with regard to the purchase or sale of covered securities.

         2. In keeping with the recommendations of the Board of Governors of the Investment Company Institute, the following general policies shall govern personal investment activities of access persons of the Trust or of a Fund:

                  (a) It is the duty of all access persons of the Trust or of a Fund to place the interest of Trust shareholders first;

                  (b) All access persons of the Trust or of a Fund shall conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and

                  (c) No access person of the Trust or of a Fund shall take inappropriate advantage of his or her position with the Trust or with a Fund.

C. Reporting Requirements.(4)

                  In order to provide the Trust with information to enable it to determine with reasonable assurance whether the Trust's policies are being observed by its access persons:

                  (a) Each person becoming an access person of the Trust or of a Fund, other than a trustee who is not an "interested person" of the Trust (as defined in the Act), shall no later than 10 days after becoming such an access person submit a report in the form attached hereto as Exhibit A (an "Initial Holding Report") to the Trust's Chief Compliance Officer showing all holdings in "covered securities" in which the person had any direct or indirect beneficial ownership as of a date no more than 45 days before the report is submitted.(5) Such Initial Holding Report shall also indicate all broker/dealers and banks with which the access person held direct or indirect ownership of securities. Such reports need not show holdings over which such person had no direct or indirect influence or control.

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         (4)      An access person of the Trust who is also an access person of the Trust's principal underwriter or an access person of a Fund's investment adviser or sub-adviser may submit reports required by this Section on forms prescribed by the Code of Ethics of such principal underwriter, investment adviser, or sub-adviser provided that such forms contain substantially the same information as called for in the forms required by this Section C and comply with the requirements of Rule 17j-1(d)(1). No Trustee is required to file a report if the sole purpose for doing so would be to indicate the absence of reportable transactions in covered securities during the relevant period.

         (5) "Beneficial ownership" of a security as used in this Section C is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all covered securities. Generally, a person should consider himself the beneficial owner of covered securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he obtains from such covered securities benefits substantially equivalent to those of ownership. He should also consider himself the beneficial owner of securities if he can vest or revest title in himself now or in the future.

                  (b) Each access person of the Trust or of a Fund, other than a trustee who is not an "interested person" of the Trust (as defined in the Act), shall submit reports each quarter in the form attached hereto as Exhibit B (a "Securities Transaction Report") to the Trust's Chief Compliance Officer showing all transactions in "covered securities" in which the person had, or by reason of such transaction acquired, any direct or indirect beneficial ownership. Such reports shall be filed no later than 30 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control. or transactions effected pursuant to an Automatic Investment Plan.(6)

                  (c) Each trustee who is not an "interested person" of the Trust (as defined in the Act) shall submit the same quarterly report as required under paragraph (b), but only for a transaction in a covered security where he knew at the time of the transaction or, in the ordinary course of fulfilling his official duties as a trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction such security is or was purchased or sold, or considered for purchase or sale, by the Trust or the Fund. No report is required if the trustee had no direct or indirect influence or control over the transaction or transactions effected pursuant to an Automatic Investment Plan.

                  (d) Each access person of the Trust or of a Fund, other than a trustee who is not an "interested person" (as defined in the Act), shall by January 30 of each year submit to the Trust's Chief Compliance Officer a report in the form attached hereto as Exhibit C (an "Annual Holding Report") showing all holdings in covered securities in which the person had any direct or indirect beneficial ownership as of a date no more than 45 days before the report is submitted. Such report need not show holdings over which such person had no direct or indirect influence or control.

D. Preclearance Procedures and Other Trading Restrictions.

                  1. Officers and Investment personnel of the Trust or a Fund shall obtain approval from the Trust's Chief Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering.(7)


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         (6)      An "automatic investment plan" is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

         (7) "Investment personnel of the Trust or a Fund" means (i) any employee of the Trust or a Fund (or of any company in a control relationship to the Trust or a Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust or a Fund, and
                  (ii) any natural person who controls the Trust or a Fund and who obtains information concerning recommendations made to the Trust or a Fund regarding the purchase or sale of securities by a Fund. "Initial public offering" and "limited offering" shall have the same meaning as set forth in Rule 17j-1(a)(6) and (8), respectively.

                  2. The Chief Compliance Officer shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (1) for at least five years after the end of the fiscal year in which the approval is granted.

                  3. Officers and Investment Personnel of the Trust may not purchase and sell, or sell and repurchase, the same Covered Security within 30 calendar days without the Chief Compliance Officer's written authorization.

E. Notice to, and Review of, Holding Reports by Access Persons.

                  1. The Chief Compliance Officer shall notify each access person of the Trust or of a Fund who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.

                  2. The Chief Compliance Officer of the Trust or his or her delegate shall review reports submitted under Section C of this Code within 30 days of submission.

                  3. The Chief Compliance Officer of the Trust will establish and maintain records of access persons of the Trust who are required to make reports under Section C of this Code and shall establish and maintain records of any delegate responsible for reviewing such reports.

F. Reports to Trustees.

                  1. The Chief Compliance Officer shall report to the Board of Trustees at the next meeting following the receipt of any Securities Transaction Report with respect to any apparent violations of the reporting requirements under Section C of this Code and any transactions in covered securities that are not consistent with this Code of Ethics, as determined by the Chief Compliance Officer.

                  2. The Board shall consider reports made to it hereunder and shall determine whether the policies established in section B of this Code have been violated, and what sanctions, if any, should be imposed.

G. Approval of Codes and Material Amendments Thereto.

                  1. The Board of Trustees of the Trust, including a majority of the independent Trustees thereof, has approved the Codes of Ethics of the Trust, of the principal underwriter of the Trust, and of each investment adviser and sub-adviser to any Fund as of the date hereof. No principal underwriter of the Trust or investment adviser or sub-adviser to any Fund may be appointed unless and until the Code of Ethics of that entity has been approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof. Following initial approval of the Code of Ethics of the principal underwriter of the Trust or any investment adviser or sub-adviser to any Fund, any material change to such Code must be approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof, within six months of said amendment. No amendment of this Code may be made unless and until approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof.

                  2. In approving a Code of Ethics or a material amendment thereto, the Board of Trustees shall have secured a certificate from the entity that adopted the Code that it has adopted procedures reasonably necessary to prevent its access persons from violating the Code in question.

H.  Annual Report

                  The Trust, principal underwriter thereof, and any investment adviser or sub-adviser to any Fund shall, not less frequently than annually, furnish the Board of Trustees of the Trust with a written report that:

                  1. Describes any issues arising under its Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of such Code or procedures and sanctions imposed in response, and

                  2. Certifies that the Fund, principal underwriter, or investment adviser or sub-adviser, as applicable, has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.

                  This Code, a copy of all reports referenced herein, any reports of violations, and lists of all persons required to make reports shall be preserved with the Trust's records for the period required by Rule 17j-1.


Revised August 7, 2007 and September 24, 2008.




                                                         The Board of Trustees

                                                         Fifth Third Funds

                                                                       Exhibit A

                                FIFTH THIRD FUNDS

                             Initial Holding Report


                  Initial Holding Report as of ____________, 200__ (date not more than 45 days prior to submission)

To the Chief Compliance Officer of the Fifth Third Funds:

     As of the above date, I had direct or indirect beneficial ownership of the following covered securities:

   ------------------------ ------------- ----------------- -------------------------- ---------------------------------
                                                                                       Name and Account # of
                                                                                       Broker/Dealer, Bank or
   Title of Security &      Number of                       Type of Interest           Retirement Plan were Reportable
   Ticker Symbol            Shares        Principal Amount  (Direct or Indirect)       Securities are held
   ------------------------ ------------- ----------------- -------------------------- ---------------------------------

   ------------------------ ------------- ----------------- -------------------------- ---------------------------------

   ------------------------ ------------- ----------------- -------------------------- ---------------------------------

   ------------------------ ------------- ----------------- -------------------------- ---------------------------------

   ------------------------ ------------- ----------------- -------------------------- ---------------------------------

   ------------------------ ------------- ----------------- -------------------------- ---------------------------------

   ------------------------ ------------- ----------------- -------------------------- ---------------------------------


         This report (i) excludes securities with respect to which I had no direct or indirect influence or control, (ii) excludes securities not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



Date:_________________               Signature:________________________

                                                                       Exhibit B

                                FIFTH THIRD FUNDS

                          Securities Transaction Report

                  For the Calendar Quarter Ended: _____, 200__

To the Chief Compliance Officer of the Fifth Third Funds:

         During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Trust's Code of Ethics:

    -------------------------- --------- ------------- ----------- -------------- ------------- -------- --------------
       Title of Security &     Date Of      No. Of       Interest      Dollar       Nature of    Trans.      Broker/
              Symbol            Trans.    Shares/ Par     Rate &     Amount of     Transaction   Price     Dealer or
                                             Value*      Maturity   Transaction     (Purchase,                Bank
                                                           Date*                   Sale, Other)
    -------------------------- --------- ------------- ----------- -------------- ------------- -------- --------------

    -------------------------- --------- ------------- ----------- -------------- ------------- -------- --------------

    -------------------------- --------- ------------- ----------- -------------- ------------- -------- --------------

    -------------------------- --------- ------------- ----------- -------------- ------------- -------- --------------

    -------------------------- --------- ------------- ----------- -------------- ------------- -------- --------------

    -------------------------- --------- ------------- ----------- -------------- ------------- -------- --------------

    -------------------------- --------- ------------- ----------- -------------- ------------- -------- --------------

       During the quarter referred to above, I established the following account in which securities were held for my direct or indirect benefit during the quarter:

------------------------------------- ------------------------- ------------- --------------------------------------
  Name of Broker/Dealer, Bank, or      Broker/Dealer Address      Account               Date Established
  Retirement Plan where Reportable                                Number
        Securities are held
------------------------------------- ------------------------- ------------- --------------------------------------

------------------------------------- ------------------------- ------------- --------------------------------------

------------------------------------- ------------------------- ------------- --------------------------------------

------------------------------------- ------------------------- ------------- --------------------------------------

------------------------------------- ------------------------- ------------- --------------------------------------

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



Date:_________________               Signature:________________________

                                                                       Exhibit C

                                FIFTH THIRD FUNDS

                              Annual Holding Report

                  Annual Holding Report as of ____________, 200__
                  (date not more than 45 days prior to submission)

To the Chief Compliance Officer of the Fifth Third Funds:

         As of the above date, I had direct or indirect beneficial ownership of the following covered securities:

   ------------------------ ------------- ----------------- -------------------------- ---------------------------------
   Title of Security &      Number of     Principal Amount  Type of Interest           Name and Account # of
   Ticker Symbol            Shares                          (Direct or Indirect)       Broker/Dealer, Bank or
                                                                                       Retirement Plan were Reportable
                                                                                       Securities are held
   ------------------------ ------------- ----------------- -------------------------- ---------------------------------

   ------------------------ ------------- ----------------- -------------------------- ---------------------------------

   ------------------------ ------------- ----------------- -------------------------- ---------------------------------

   ------------------------ ------------- ----------------- -------------------------- ---------------------------------

   ------------------------ ------------- ----------------- -------------------------- ---------------------------------

   ------------------------ ------------- ----------------- -------------------------- ---------------------------------

   ------------------------ ------------- ----------------- -------------------------- ---------------------------------

         This report (i) excludes securities with respect to which I had no direct or indirect influence or control, (ii) excludes securities not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



Date:_________________               Signature:________________________